UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 12, 2005, LaSalle Hotel Properties (the “Company”), our operating partnership, LaSalle Hotel Operating Partnership, L.P., and one of our subsidiaries entered into a contribution and sale agreement with W. Copley Boston Corporation (“WCBC”) and SCG Copley Square LLC (“SCG”) for the acquisition of the Westin Copley Place in Boston, Massachusetts. The Westin Copley Place is a AAA Four Diamond urban full-service hotel located in downtown Boston’s Back Bay neighborhood within two blocks of the Hynes Convention Center and less than 5 miles from Boston’s Logan International Airport. It has 803 guestrooms and over 47,000 square feet of meeting and function space. Pursuant to the agreement, the Company will acquire all of the outstanding interests in Westban Hotel Venture, a partnership which holds the Westin Copley Place as its sole asset. The aggregate consideration is approximately $318 million before expenses. The Company will assume a $210 million first mortgage on the property, issue to one of the current owners approximately $59 million in preferred units of our operating partnership and fund the balance with proceeds from the Company’s senior unsecured credit facility. The acquisition of the property is subject to certain restructuring events by the current owners and customary closing requirements and conditions. Accordingly, the Company can give no assurance that all or part of the transaction will be consummated or that, if consummated, it would follow all of the terms set forth in the agreements governing the transaction.

The operating partnership will issue approximately 2.3 million partnership units to SCG upon the closing of the transactions contemplated by the Contribution Agreement. These units will be a newly created series of preferred units, designated as the “7.25% Series C Cumulative Redeemable Preferred Units (liquidation preference $25 per unit).” The Series C Preferred Units are redeemable for 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $25 per share) of the Company.

The Contribution Agreement is filed herewith as Exhibit 10.1. The form of the Third Amendment to the Amended and Restated Agreement of Limited Partnership of the operating partnership establishing the designations, rights, powers, preferences and duties of the Series C Preferred Units is filed herewith as Exhibit 10.2. The form of the Articles Supplementary establishing the designations, rights, powers, preferences and duties of the Series C Preferred Shares is filed herewith as Exhibit 3.1.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this report is incorporated herein by reference. The issuance of the Series C Preferred Units will be affected upon the closing of the transactions contemplated by the Contribution Agreement in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information set forth under Item 1.01 of this report is incorporated herein by reference. Upon the closing of the transactions contemplated by the Contribution Agreement, the Company shall file Articles Supplementary establishing the designations, rights, powers, preferences and duties of the Series C Preferred Shares. The Articles Supplementary shall be effective as of the closing date of the Contribution Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE.

LaSalle Hotel Properties announced that it had executed an agreement to acquire the Westin Copley Place in Boston, Massachusetts. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

The balance sheets of Westban Hotel Venture (a partnership) as of June 30, 2005 (unaudited), December 31, 2004 and 2003, and the related statements of operations, partners’ capital and cash flows for the six months ended June 30, 2005 (unaudited) and 2004 (unaudited) and for the years ended December 31, 2004, 2003 and 2002 are set forth in this Report.

Westban Hotel Venture

(a Partnership)

Financial Statements

Independent Auditors’ Report

The Partners

Westban Hotel Venture:

We have audited the accompanying balance sheets of Westban Hotel Venture (the Partnership) as of December 31, 2004 and 2003 and the related statements of operations, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the General Partners of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westban Hotel Venture as of December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Chicago, Illinois

April 25, 2005

Westban Hotel Venture

(a Partnership)

Balance Sheets

June 30, 2005 (Unaudited), December 31, 2004 and 2003

	June 30, 2005	December 31, 2004	December 31, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (note 2)	$6,306,455	3,621,331	1,650,165
Accounts receivable (net of allowance for doubtful accounts of approximately $123,000 at June 30, 2005 (unaudited) and $54,000 and $83,000 at December 31, 2004 and 2003, respectively)
	4,597,572	2,855,536	3,196,972
Other receivables	187,271	76,725	110,690
Inventories – food, beverages and supplies	296,325	274,455	294,055
Prepaid expenses and other current assets	1,926,598	1,785,614	1,916,679

Total current assets	13,314,221	8,613,661	7,168,561

Property and equipment, at cost (note 2):
Building and improvements	93,726,575	93,726,575	93,726,575
Furniture, fixtures and equipment	69,301,559	67,667,182	65,161,739

	163,028,134	161,393,757	158,888,314

Less accumulated depreciation and amortization	85,330,691	81,858,868	75,105,941

Net property and equipment	77,697,443	79,534,889	83,782,373

Prepaid land and air rights, net of accumulated amortization of $1,481,051 at June 30, 2005 (unaudited) and $1,444,927 and $1,372,681 at December 31, 2004 and 2003, respectively	5,237,882	5,274,006	5,346,252
Deferred expenses, net of accumulated amortization of $1,782,262 at June 30, 2005 (unaudited) and $1,745,952 and $1,674,848 at December 31, 2004 and 2003, respectively	567,773	604,083	675,187

	$96,817,319	94,026,639	96,972,373

Liabilities and Partners’ Capital
Current liabilities:
Current maturities of long-term debt (note 3)	$1,719,759	1,674,728	1,590,519
Accounts payable	1,958,154	1,683,125	1,558,817
Accrued expenses	5,104,401	4,138,137	3,097,831

Total current liabilities	8,782,314	7,495,990	6,247,167

Long-term debt, excluding current maturities (note 3)	77,484,980	78,362,033	79,900,244

Total liabilities	86,267,294	85,858,023	86,147,411

Commitments and contingencies (notes 3, 4, and 8)

Partners’ capital	10,550,025	8,168,616	10,824,962

	$96,817,319	94,026,639	96,972,373

See accompanying notes to financial statements.

Westban Hotel Venture

(a Partnership)

Statements of Operations

For the periods ended June 30, 2005 and 2004 (Unaudited), and the Years ended December 31, 2004, 2003, and 2002

	Periods Ended		Years Ended
	June 30, 2005	June 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002
	(Unaudited)
Operating revenues:
Rooms	$23,089,870	22,178,659	49,038,135	42,497,094	44,954,272
Food and beverage	14,182,866	15,037,321	29,038,721	25,444,510	23,991,608
Other operating departments	2,853,264	2,777,019	5,658,071	5,904,889	5,495,581
Other income	3,636	—	9,448	29,220	39,343

Total operating revenues	40,129,636	39,992,999	83,744,375	73,875,713	74,480,804

Operating expenses:
Rooms	5,227,202	4,926,975	10,226,235	9,061,782	9,068,652
Food and beverage	10,561,821	10,935,180	21,085,765	18,432,500	16,689,088
Other operating departments	825,194	801,982	1,612,262	1,475,230	1,565,954
Administrative and general and management fees (note 5)	4,650,408	4,460,944	9,721,328	8,523,519	9,292,373
Advertising and business promotion	2,396,010	2,589,294	5,170,192	4,389,710	4,122,209
Property maintenance and energy	3,409,946	3,523,163	7,070,850	6,122,199	5,813,988
Taxes, insurance and rent	2,279,551	2,564,683	4,798,754	5,068,145	5,258,128
Depreciation and amortization	3,544,257	3,404,643	6,896,277	6,519,772	6,051,240

Total operating expenses	32,894,389	33,206,864	66,581,663	59,592,857	57,861,632

Operating income	7,235,247	6,786,135	17,162,712	14,282,856	16,619,172

Other expense – interest	2,103,838	2,158,278	4,319,058	6,244,521	7,337,385

Net income	$5,131,409	4,627,857	12,843,654	8,038,335	9,281,787

See accompanying notes to financial statements.

Westban Hotel Venture

(a Partnership)

Statements of Partners’ Capital

For the periods ended June 30, 2005 and 2004 (Unaudited), and the Years ended December 31, 2004, 2003, and 2002

	Urban Investment and Development Co.	Westin Copley Place Hotel Venture	Total partners’ capital
Balance at December 31, 2001	$6,147,955	6,194,592	12,342,547

Distributions	(1,992,000)	(2,008,000)	(4,000,000)
Net income	4,622,330	4,659,457	9,281,787

Balance at December 31, 2002	8,778,285	8,846,049	17,624,334

Distributions	(7,389,178)	(7,448,529)	(14,837,707)
Net income	4,003,091	4,035,244	8,038,335

Balance at December 31, 2003	5,392,198	5,432,764	10,824,962

Distributions	(7,719,000)	(7,781,000)	(15,500,000)
Net income	6,396,140	6,447,514	12,843,654

Balance at December 31, 2004	4,069,338	4,099,278	8,168,616

Distributions (unaudited)	(1,369,500)	(1,380,500)	(2,750,000)

Net income (unaudited)	2,555,442	2,575,967	5,131,409

Balance at June 30, 2005 (unaudited)	$5,255,280	5,294,745	10,550,025

Balance at December 31, 2003	5,392,198	5,432,764	10,824,962

Distributions (unaudited)	(3,237,000)	(3,263,000)	(6,500,000)

Net income (unaudited)	2,304,673	2,323,184	4,627,857

Balance at June 30, 2004 (unaudited)	$4,459,871	4,492,948	8,952,819

See accompanying notes to financial statements.

Westban Hotel Venture

(a Partnership)

Statements of Cash Flows

For the periods ended June 30, 2005 and 2004 (Unaudited), and the Years ended December 31, 2004, 2003, and 2002

	Periods Ended		Years ended
	June 30, 2005	June 30, 2004	December 31, 2004	December 31, 2003	December 31, 2002
	(Unaudited)
Cash flow from operating activities:
Net income	$5,131,409	4,627,857	12,843,654	8,038,335	9,281,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,544,257	3,404,643	6,896,277	6,519,772	6,051,240
Deferred expenses	—	—	—	173,057	148,577
Changes in operating assets and liabilities:
Accounts receivable and other receivables, net	(1,852,582)	(2,504,580)	375,401	(141,770)	308,913
Inventories	(21,870)	(2,774)	19,600	(3,620)	(33,132)
Prepaid expenses and other current assets	(140,984)	327,795	131,065	(578,990)	742,620
Accounts payable	275,029	1,426,186	124,308	(394,709)	(1,354,346)
Accrued expenses	966,264	2,246,328	1,040,306	(1,304,686)	1,368,472

Net cash provided by operating activities	7,901,523	9,525,455	21,430,611	12,307,389	16,514,131

Cash flows used in investing activities – capital expenditures	(1,634,377)	(1,396,282)	(2,505,443)	(2,961,765)	(5,783,800)

Cash flows used in financing activities:
Payment of deferred expenses	—	—	—	(639,530)	—
Principal payments on retired long-term debt	—	—	—	(1,165,927)	(1,627,425)
Retirement of long-term debt	—	—	—	(80,883,855)	—
Proceeds from long-term debt	—	—	—	82,000,000	—
Principal payments on long-term debt	(832,022)	(655,385)	(1,454,002)	(509,237)	—
Distributions to partners	(2,750,000)	(6,500,000)	(15,500,000)	(14,837,707)	(4,000,000)

Net cash used in financing activities	(3,582,022)	(7,155,385)	(16,954,002)	(16,036,256)	(5,627,425)

Net increase (decrease) in cash and cash equivalents	2,685,124	973,788	1,971,166	(6,690,632)	5,102,906

Cash and cash equivalents at beginning of period	3,621,331	1,650,165	1,650,165	8,340,797	3,237,891

Cash and cash equivalents at end of period	$6,306,455	2,623,953	3,621,331	1,650,165	8,340,797

Supplemental disclosure of cash flow information: Cash paid for interest	$2,103,838	2,158,277	3,956,536	6,671,420	7,207,743

See accompanying notes to financial statements.

WESTBAN HOTEL VENTURE

(A Partnership)

Notes to Financial Statements

December 31, 2004, 2003, and 2002

1. Organization

Westban Hotel Venture (the Partnership), a partnership between Westin Copley Place Hotel Venture (Westin) and Urban Investment and Development Co. (Urban), owns and operates the Westin Hotel Copley Place, located in Boston, Massachusetts. Westin and Urban hold ownership interests of 50.2% and 49.8%, respectively. Profits and losses and partnership contributions and distributions are allocated in the same percentages as ownership interests.

2. Significant Accounting Policies

Cash and cash equivalents include cash on hand and in banks and short-term investments having an original maturity of less than ninety days. These investments are recorded at cost, which approximates market.

Inventories are valued at the lower of cost (first-in, first-out) or market.

Expendable supplies consist of tableware, linens and uniforms. Tableware, noncirculating linens and uniforms are valued at cost (first-in, first-out), and amortized over their useful lives.

Property and equipment is stated at cost, including interest capitalized during the construction period. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the applicable assets (12 to 45 years).

The Partnership uses an annual group method of depreciation. Under this method, individual assets are not specifically identified for purposes of determining retirements, and fully depreciated asset groups are written off when evidence indicates that they are no longer in use. Proceeds from miscellaneous sales of depreciable property and equipment are credited to accumulated depreciation.

Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. In accordance with SFAS 144, long-lived assets, such as investment property, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are no longer depreciated. No impairment charges were required.

The Partnership has prepaid rent for the land and air rights to the property on which the hotel is located. This amount is being amortized over the life of the lease which expires in December 2077.

Deferred expenses consist of financing costs and lease commissions which are amortized on a straight-line basis over the term of the related debt or related lease.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

No provision has been made for Federal income taxes as the liability for such taxes would be that of the partners rather than the Partnership.

3. Long-Term Debt

The Partnership’s previous first mortgage loan, which had an outstanding principal balance of $80,883,855 and which was scheduled to mature November 14, 2003, was paid in full August 14, 2003 with the proceeds of a new first mortgage loan in the principal amount of $82,000,000 which was obtained from a different lender.

The current loan, which is secured by property and equipment, bears interest at the rate of 5.26% per year, requires monthly payments of principal and interest of $491,867, and matures in August 2013, when the principal balance of approximately $62,314,000 is due.

Principal repayments of long-term debt are due as follows:

Year ending December 31:
2005	$1,674,728
2006	1,766,258
2007	1,862,791
2008	1,953,279
2009	2,071,352
Thereafter	70,708,353

$80,036,761

WESTBAN HOTEL VENTURE

(A Partnership)

Notes to Financial Statements

December 31, 2004, 2003, and 2002

4. Leases

Operating leases with retail tenants provide for payments of fixed minimum rent with scheduled increases therein. In addition, the leases require the tenants to reimburse a portion of the hotel’s operating costs. The leases also require the tenants to pay additional base rent based upon a percentage of the tenants’ sales volumes.

Approximate minimum future rental revenue from noncancelable leases at December 31, 2004 is as follows:

Year:	Amount

2005	$980,000
2006	985,000
2007	955,000
2008	765,000
2009	688,000
Thereafter	940,000

$5,313,000

5. Management Agreement

The Partnership entered into an agreement with Westin Hotel Company to provide various pre-opening services and to manage the hotel upon opening until December 31, 2008. Starwood Hotels and Resorts Worldwide, Inc. (Starwood) assumed this agreement upon its acquisition of Westin Hotel Company. Starwood has the option of extending the term for an additional 20 years. In connection with the management and operations of the hotel, Starwood provides the Partnership with marketing and reservation services and the services of certain full-time employees. The Partnership reimburses Starwood for such employees’ salaries and related benefits. Additionally, under the agreement, Starwood is entitled to fees for management, marketing and reservations services. Base management fees are 3% of gross revenues (as defined). In addition to the base management fee, Starwood is entitled to an incentive fee, as defined in the management agreement. Fees earned by Starwood for the periods ended June 30, 2005 and 2004, and the years ended December 31, 2004, 2003, and 2002 are as follows:

	Periods Ended		Years ended
	June 30, 2005 (Unaudited)	June 30, 2004 (Unaudited)	December 31, 2004	December 31, 2003	December 31, 2002
Base management fees	$1,165,201	1,156,952	2,432,023	2,146,385	2,161,710
Incentive management fee	1,118,497	1,068,681	2,591,366	2,308,434	2,686,067
Marketing services	582,600	578,475	1,216,011	1,073,193	825,818
Reservation services	428,105	410,779	901,173	733,833	834,525

Total fees and services	$3,294,403	3,214,887	7,140,573	6,261,845	6,508,120

Unpaid fees and services related to the above were $1,386,736 (unaudited), and $1,401,941 (unaudited) at June 30, 2005 and 2004, respectively and $1,015,686, $913,130, and $1,080,266 at December 31, 2004, 2003, and 2002, respectively.

Marketing services rebates due from Starwood totaled approximately $155,000 (unaudited), and $154,000 (unaudited) during the six months ended June 30, 2005 and 2004, respectively and $324,000, $286,000, and $297,000 in 2004, 2003, and 2002, respectively, of which approximately $155,000 (unaudited) was outstanding at June 30, 2005 and $21,000 and $64,000 was outstanding at December 31, 2004 and 2003, respectively. Such rebates were recognized as a reduction of marketing services.

WESTBAN HOTEL VENTURE

(A Partnership)

Notes to Financial Statements

December 31, 2004, 2003, and 2002

6. Employee Benefit Plan

A defined contribution plan was established by Westin Hotel Company (assumed by Starwood) and adopted by the Partnership for all non-union hourly employees of the hotel. The accrual is calculated as 3% (maximum) of participating employees’ gross salaries and wages. Contributions made to the plan by the hotel aggregated approximately $222,000 (unaudited) and $223,000 (unaudited) for the six months ending June 30, 2005 and 2004, respectively and $453,000, $364,000, and $344,000 for 2004, 2003, and 2002, respectively. In addition, certain Westin employees are eligible for incentive compensation under profit sharing and bonus plans. Incentive compensation expenses payable were approximately $87,000 (unaudited) and $464,000 (unaudited) for the six months ending June 30, 2005 and 2004 and $701,000, $307,000, and $686,000 in 2004, 2003, and 2002, respectively.

7. Related-Party Transaction

An affiliate of Urban provides insurance brokerage services to the Partnership. During the six months ending June 30, 2005 and 2004, the Partnership incurred costs of approximately $37,000 (unaudited) and $32,000 (unaudited), respectively for such services, and approximately $47,000, $39,000, and $66,000 for such services in 2004, 2003, and 2002, respectively, all of which has been paid at year end and as of June 30, 2005.

8. Contingencies

Litigation

On March 4, 2003, Evelyn M. Forbes, as Executrix of the Estate of Charles H. Forbes, Jr., filed a seven count complaint styled Forbes v. Westban Hotel Investors, LLC, et. al, Case No. 03-1013F, in the Commonwealth of Massachusetts Superior Court Department. In the complaint plaintiff seeks, among other things, compensatory and punitive damages arising out of the death of Charles Forbes on June 24, 2002 who was allegedly electrocuted to death while on the premises of the hotel and in the process of repairing an escalator. The counts against Westban Hotel Investors, LLC are for wrongful death negligence, wrongful death punitive damages, and damages for violation of the Massachusetts Consumer Protection Act. Among the other named defendants is Starwood Hotels & Resort Worldwide, Inc., d/b/a Westin Hotels and Resorts and as Westin Copley Place Hotel. The Partnership tendered the defense of this matter to Fujitec America, Inc., the company engaged to perform escalator repair at the property. The tender was accepted. The insurance carrier for the escalator repair service has agreed to defend and indemnify the Partnership without reservation, except as to the extent of punitive damages, if any, and up to its policy limits. The case is still in discovery.

The Partnership is the defendant in certain other litigation arising in the ordinary course of business. In the opinion of management, the outcome of all such litigation is not expected to have a material adverse effect on the Partnership’s financial position or results of operations.

9. Subsequent Event

The Partnership made a cash distribution to partners of $2,750,000 on March 28, 2005.

On August 12, 2005, the Partnership entered into a contract to sell the Hotel to LaSalle Hotel Properties and LaSalle Hotel Lessee. The sale is expected to close in the third quarter of 2005 (unaudited).

On March 31, 2005, Starwood Capital acquired an indirect interest in the Partnership. As of the acquisition date, certain principals of Starwood Capital were also principals of Starwood. (unaudited)

(b) Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Information

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of June 30, 2005

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2005 is presented as if the acquisition of the Westin Copley Place occurred on June 30, 2005.

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on form 10-K for the year ended December 31, 2004 and the audited financial statements of Westban Hotel Venture (a Partnership) included herein. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of the Westin Copley Place have been made.

The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been assuming such transaction had been completed as of June 30, 2005, nor is it indicative of future financial positions of the Company if the acquisition occurs.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of June 30, 2005

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

	(A) Historical	(B) Westin Copley Place	Pro Forma
Assets:
Investment in hotel properties, net	$827,889	$319,762	$1,147,651
Property under development	42,440	—	42,440
Investment in joint venture	1,197	—	1,197
Cash and cash equivalents	9,148	(514)	8,634
Restricted cash reserves	8,697	1,207	9,904
Rent receivable	2,334	—	2,334
Hotel receivables (net of allowance for doubtful accounts of approximately $453)	17,925	4,598	22,523
Deferred financing costs, net	5,265	—	5,265
Deferred tax asset	15,539	—	15,539
Prepaid expenses and other assets	19,303	7,009	26,312
Assets held for sale or disposed of, net	51,398	—	51,398

Total assets	$1,001,135	$332,062	$1,333,197

Liabilities and Shareholders’ Equity:
Borrowings under credit facilities	$82,229	$57,000	$139,229
Bonds payable	42,500	—	42,500
Mortgage loans	269,863	210,000	479,863
Accounts payable and accrued expenses	39,045	6,295	45,340
Advance deposits	6,066	767	6,833
Accrued interest	1,171	—	1,171
Distributions payable	5,562	—	5,562
Liabilities of assets held for sale and sold	2,392	—	2,392

Total liabilities	448,828	274,062	722,890

Minority interest in LaSalle Hotel Operating Partnership, L.P.	2,067	—	2,067
Minority interest attributable to preferred unit holders in LaSalle Hotel Operating Partnership, L.P.	—	58,000	58,000

Shareholders’ Equity:
Preferred shares, $.01 par value, 20,000,000 shares authorized,
10 1/4 % Series A - 3,991,900 shares issued and outstanding at June 30, 2005	40	—	40
8 3/8 % Series B - 1,100,000 shares issued and outstanding at June 30, 2005	11	—	11
Common shares of beneficial interest, $.01 par value, 100,000,000 shares authorized, 30,063,558 shares issued and outstanding at June 30, 2005	301	—	301
Additional paid-in capital, including offering costs of $31,860 at June 30, 2005	621,468	—	621,468
Deferred compensation	(3,000)	—	(3,000)
Accumulated other comprehensive loss	1,177	—	1,177
Distributions in excess of retained earnings	(69,757)	—	(69,757)

Total shareholders’ equity	550,240	—	550,240

Total liabilities and shareholders’ equity	$1,001,135	$332,062	$1,333,197

See notes to pro forma consolidated balance sheet.

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Balance Sheet

As of June 30, 2005

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the unaudited Consolidated Balance Sheet of the Company as of June 30, 2005 as filed on Form 10-Q.

(B)	Represents the anticipated purchase of the Westin Copley Place as if it had occurred on June 30, 2005 for $318,000 plus transaction expenses of approximately $7 million. The source of the funding for the acquisition will be approximately $210 million first mortgage, $58 million Preferred C units, and approximately $57 million from the Company’s Credit Facility.

The following are the detailed balances comprising of:

Building and improvements	$290,809
Furniture and equipment	28,953

Investment in Westin Copley Place	$319,762

Prepaid land and air rights	$5,238
Inventory	296
Prepaid insurance	335
Prepaid maintenance	39
Prepaid other	1,101

Prepaid expenses and other assets	$7,009

Trade accounts payable	$589
Accrued management fee	1,153
Accrued vacation	1,744
Accrued taxes	727
Accrued salaries	590
Accrued utilities	242
Accrued other	1,250

Accounts payable and accrued expenses	$6,295

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 is presented as if the following acquisitions (together the “Acquired Hotels”) had been consummated and leased as of January 1, 2004.

•	Indianapolis Marriott Downtown (purchased February 2004)

•	Hilton Old Town Alexandria (purchased May 2004)

•	Westin Copley Place (anticipated purchase third quarter 2005)

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on form 10-K for the year ended December 31, 2004, the audited financial statements of Westban Hotel Venture (a Partnership) included herein, and with the Company’s prior filings under form 8-K/A dated March 3, 2004 related to the Indianapolis Marriott Downtown acquisition and form 8-K/A dated July 1, 2004 related to the Hilton Old Town Alexandria acquisition. In management’s opinion, all adjustments necessary to reflect the effects of the significant acquisitions described above have been made.

The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2004, nor is it indicative of the results of operations for future periods.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A) Historical	(B) Acquisitions of Hotel Properties	(C) Acquisition Interest Expense	(D) Acquisition Income Tax Expense/ Minority Interest	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$152,100	$55,212	$—	$—	$207,312
Food and beverage revenue	86,404	31,656	—	—	118,060
Other operating department revenue	23,291	6,218	—	—	29,509

Total hotel operating revenues	261,795	93,086	—	—	354,881
Participating lease revenue	18,635	—	—	—	18,635
Other income	187	—	—	—	187

Total revenues	280,617	93,086	—	—	373,703

Expenses:
Hotel operating expenses:
Room	38,912	11,654	—	—	50,566
Food and beverage	59,951	22,907	—	—	82,858
Other direct	13,349	1,806	—	—	15,155
Other indirect	74,486	24,889	—	—	99,375

Total hotel operating expenses	186,698	61,256	—	—	247,954

Depreciation and other amortization	38,933	14,424	—	—	53,357
Real estate taxes, personal property taxes and insurance	11,891	5,121	—	—	17,012
Ground rent	3,493	—	—	—	3,493
General and administrative	8,398	62	—	—	8,460
Amortization of deferred financing costs	2,268	—	—	—	2,268
Lease termination, advisory transition, subsidiary purchase and contingent lease termination expense	850	—	—	—	850
Other expenses	632	—	—	—	632

Total operating expenses	253,163	80,863	—	—	334,026

Operating income	27,454	12,223	—	—	39,677
Interest income	361	—	—	—	361
Interest	(13,081)	—	(14,120)	—	(27,201)

Income (loss) before income tax benefit, minority interest, equity in earnings of unconsolidated entities and discontinued operations	14,734	12,223	(14,120)	—	12,837
Income tax benefit	3,507	—	—	439	3,946
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(289)	—	—	86	(203)
Minority interest attributable to preferred unit holders in LaSalle Hotel Operating Partnership, L.P.	—	—	—	(4,205)	(4,205)
Equity in earnings of unconsolidated entities	853	—	—	—	853

Income (loss) before discontinued operations	18,805	12,223	(14,120)	(3,680)	13,228
Discontinued operations:
Income from operations of property disposed of, including gain on sale of property dispositions	4,614	—	—	—	4,614
Minority interest	(68)	—	—	—	(68)
Income tax benefit	(128)	—	—	—	(128)

Net income from discontinued operations	4,418	—	—	—	4,418
Net income (loss)	23,223	12,223	(14,120)	(3,680)	17,646
Distributions to preferred shareholders	(12,532)	—	—	—	(12,532)

Net income (loss) applicable to common shareholders	$10,691	$12,223	$(14,120)	$(3,680)	$5,114

Earnings per Common Share - Basic:
Income applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.23				$0.02
Discontinued operations	0.16				0.15

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.39				$0.17

Earnings per Common Share - Diluted:
Income applicable to common shareholders before discontinued operations	$0.23				$0.02
Discontinued operations	0.16				0.15

Net income applicable to common shareholders	$0.39				$0.17

Weighted average number common shares outstanding:
Basic	26,740,506				29,366,872
Diluted	27,376,934				30,003,300

See notes to pro forma consolidated statement of operations.

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the Company’s Consolidated Statement of Operations for the year ended December 31, 2004.

(B)	Pro forma net income for the anticipated Westin Copley Place acquisition is presented for the year ended December 31, 2004 of Westban Hotel Venture (a Partnership). Pro forma net income for the Indianapolis Marriott Downtown acquisition and the Hilton Old Town Alexandria acquisition is presented for the period from January 1, 2004 through their respective acquisition dates. Results of operations for the Indianapolis Marriott Downtown and the Hilton Old Town Alexandria subsequent to their acquisition dates are reflected in the Company’s historical Consolidated Statement of Operations for the year ended December 31, 2004. Pro forma net income from acquisitions of hotel properties are as follows:

	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Westin Copley Place	Total
Historical net income (1)	$203	$2,447	$12,844	$15,494
Adjustments to historical net income:
Add: Depreciation and amortization (2)	—	—	6,896	6,896
Interest expense (3)	—	—	4,319	4,319
Less: Depreciation on acquisition cost basis (4)	(491)	(864)	(13,131)	(14,486)

Pro forma net income adjustment from acquired hotels	$(288)	$1,583	$10,928	$12,223

(1)	Represents historical net income and the hotel operations for the predecessor owners of the Acquired Hotels. Historical net income for the Westin Copley Place is based on audited financial statements for the year ended December 31, 2004. Historical net income for the Indianapolis Marriott Downtown and the Hilton Old Town Alexandria are based upon the historical net income reflected on the hotel operating statements for the period from January 1, 2004 through their respective acquisition dates.

(2)	Adjustment for historical depreciation basis and amortization of deferred loan costs included in 2004 historical net income of the Westin Copley Place. Depreciation and amortization are not included in the 2004 historical net income for the Indianapolis Marriott Downtown and the Hilton Old Town Alexandria, and, therefore, no adjustment is necessary. The Company has included its estimate of depreciation in the net income from hotel operations, based on the purchase price allocation of the Acquired Hotels (see (4) below).
(3)	Adjustment for interest expense on the respective predecessor owner’s mortgage notes included in 2004 historical net income for the Westin Copley Place. Interest expense is not included in the 2004 historical net income for the Indianapolis Marriott Downtown and the Hilton Old Town Alexandria, and, therefore, no adjustment is necessary.
(4)	Represents full year depreciation for the Westin Copley Place and pro rata depreciation for the Hilton Old Town Alexandria and the Indianapolis Marriott Downtown, based on the purchase price allocation of the operating real and personal property of the Acquired Hotels. Depreciation is computed using the straight-line method and is based upon the estimated useful life of forty years for building and improvements and five years for furniture and equipment. The portion of the cumulative depreciable basis for the Westin Copley Place allocated to building and improvements and furniture and equipment is $290,809 and $28,953, resulting in depreciation of $7,268 and $5,791, respectively.

(C)	Represents the Company’s estimated full year interest expense for the Westin Copley Place, and the pro rata interest expense for the Hilton Old Town Alexandria and the Indianapolis Marriott Downtown, on proceeds from borrowings to finance the acquisitions. The proceeds from borrowings and related interest expense for each acquisition is as follows:

	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Westin Copley Place	Total
Proceeds from borrowings	$57,000	$34,400	$267,000	$358,400

Net acquisition interest expense	$299	$693	$13,128	$14,120

(D)	Represents the expected income tax expense (benefit) and minority interest effect from the Acquired Hotels. As a wholly owned taxable-REIT subsidiary of the Company, LaSalle Hotel Lessee, Inc. (“LHL”) is required to pay taxes at the applicable rates. To calculate the income tax expense (benefit) expected to be realized by LHL, REIT expenses included in the pro forma net income adjustment from acquired hotels are added back, and participating lease expense is deducted, to arrive at LHL net income from the Acquired Hotels. Income tax expense (benefit) and minority interest are calculated assuming the hotels had been leased to LHL as of January 1, 2004 as follows:

	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Westin Copley Place	Total
Pro forma net income (loss) adjustment from Acquired Hotels	$(288)	$1,583	$10,928	$12,223
Add: Depreciation	491	864	13,131	14,486
Real estate taxes, personal property taxes and insurance	176	146	4,799	5,121
Less: Participating lease expense (1)	(1,644)	(3,215)	(28,028)	(32,887)

LHL net income (loss) before income taxes from Acquired Hotels	(1,265)	(622)	830	(1,057)
LHL estimated combined 2004 tax rate	41.5%	41.5%	41.5%	41.5%

Income tax expense (benefit)	$(525)	$(258)	$344	$(439)

(1)	The 2004 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax expense.

The cumulative minority interest effect of the Acquired Hotels is calculated by using the Company’s 2004 weighted average minority interest percentage of 1.52% as follows:

	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Westin Copley Place	Total
Pro forma net income (loss) adjustment from Acquired Hotels	$(288)	$1,583	$10,928	$12,223
Less: Net acquisition interest expense	(299)	(693)	(13,128)	(14,120)
Minority interest attributable to preferred unit holders in LaSalle Hotel Operating Partnership, L.P.	—	—	(4,205)	(4,205)
Income tax (expense) benefit	525	258	(344)	439

Net income (loss) before minority interest	(62)	1,148	(6,749)	(5,663)
Weighted average minority interest percentage	1.52%	1.52%	1.52%	1.52%

Minority interest	(1)	17	(102)	(86)

The minority interest attributable to preferred unit holders represents the dividends paid on approximately 2.3 million of 7.25% preferred units which will be issued to a selling partner of Westban Hotel Venture.

Non-GAAP Financial Measures

Funds From Operations

The Company considers the non-GAAP measure of funds from operations (“FFO”) to be a key supplemental measure of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company’s operations. The Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

The White Paper on FFO approved by NAREIT in April 2002 defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. FFO is not a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or evaluation of the Company’s operating performance.

The following is a reconciliation between net income applicable to common shareholders and FFO for the year ended December 31, 2004, presented on an historical and pro forma basis (in thousands, except share data):

	Historical	Pro Forma
Funds From Operations (FFO):
Net income applicable to common shareholders	$10,691	$5,114
Depreciation	38,937	53,361
Equity in depreciation of joint venture	1,053	1,053
Amortization of deferred lease costs	46	46
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	289	203
Minority interest in discontinued operations	68	68
Net gain on sale of properties disposed of	(2,636)	(2,636)

FFO	$48,448	$57,209

Weighted average number of common shares and units outstanding:
Basic	27,153,145	29,779,512
Diluted	27,789,574	30,415,940

EBITDA

The Company considers the non-GAAP measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be a key measure of the Company’s performance and should be considered along with, but not as an alternative to, net income as a measure of the Company’s operating performance. Most real estate industry investors consider EBITDA a measurement of performance that is helpful in evaluating a REIT’s operations. The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA does not represent an amount that accrues directly to common shareholders.

EBITDA does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA is not a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. EBITDA does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of the excluded items to the extent they are material to operating decisions or evaluation of the Company’s operating performance.

The following is a reconciliation between net income applicable to common shareholders and EBITDA for the year ended December 31, 2004, presented on an historical and pro forma basis (in thousands).:

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$10,691	$5,114
Interest	13,081	27,201
Equity in interest expense of joint venture	573	573
Income tax benefit:
Income tax benefit	(3,507)	(3,946)
Income tax benefit from discontinued operations	128	128
Depreciation and other amortization	39,046	53,470
Equity in depreciation/amortization of joint venture	1,164	1,164
Amortization of deferred financing costs	2,268	2,268
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	289	203
Minority interest attributable to preferred unit holders in LaSalle Hotel Operating Partnership, L.P.	—	4,205
Minority interest in discontinued operations	68	68
Distributions to preferred shareholders	12,532	12,532

EBITDA	$76,333	$102,980

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2005 is presented as if the acquisition of the Westin Copley Place had been consummated as of January 1, 2004.

This pro forma consolidated statement should be read in conjunction with the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on form 10-K for the year ended December 31, 2004 and the audited financial statements of Westban Hotel Venture (a Partnership) included herein. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of the Westin Copley Place have been made.

The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of the Company would have been assuming such transaction had been completed as of January 1, 2004, nor is it indicative of the results of operations for future periods.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A) Historical	(B) Acquisition of the Westin Copley Place	(C) Acquisition Interest Expense	(D) Acquisition Income Tax Expense/ Minority Interest	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$94,502	$23,090	$—	$—	$117,592
Food and beverage revenue	46,046	14,183	—	—	60,229
Other operating department revenue	10,089	2,857	—	—	12,946

Total hotel operating revenues	150,637	40,130	—	—	190,767
Participating lease revenue	9,415	—	—	—	9,415
Other income	617	—	—	—	617

Total revenues	160,669	40,130	—	—	200,799

Expenses:
Hotel operating expenses:
Room	22,832	5,227	—	—	28,059
Food and beverage	31,413	10,562	—	—	41,975
Other direct	5,885	825	—	—	6,710
Other indirect	42,156	5,806	—	—	47,962

Total hotel operating expenses	102,286	22,420	—	—	124,706

Depreciation and other amortization	20,352	6,566	—	—	26,918
Real estate taxes, personal property taxes and insurance	6,435	2,280	—	—	8,715
Ground rent	1,769	—	—	—	1,769
General and administrative	5,234	4,650	—	—	9,884
Lease termination expense	1,018	—	—	—	1,018
Other expenses	130	—	—	—	130

Total operating expenses	137,224	35,916	—	—	173,140

Operating income (loss)	23,445	4,214	—	—	27,659
Interest income	205	—	—	—	205
Interest expense	(9,832)	—	(6,854)	—	(16,686)

Income (loss) before income tax benefit, minority interest, equity in earnings of unconsolidated entities and discontinued operations	13,818	4,214	(6,854)	—	11,178
Income tax benefit (expense)	(766)	—	—	(170)	(936)
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(157)	—	—	58	(99)
Minority interest attributable to preferred unit holders in LaSalle Hotel Operating Partnership, L.P.	—	—	—	(2,103)	(2,103)
Equity in earnings of unconsolidated entities	186	—	—	—	186

Income (loss) before discontinued operations	13,081	4,214	(6,854)	(2,215)	8,226
Discontinued operations:
Income from operations of property held for sale	(163)	—	—	—	(163)
Income (loss) from properties sold	(45)				(45)
Minority interest, net of tax	(7)	—	—	—	(7)
Income tax benefit	740	—	—	—	740

Net income from discontinued operations	525	—	—	—	525

Net income (loss)	13,606	4,214	(6,854)	(2,215)	8,751
Distributions to preferred shareholders	(6,266)	—	—	—	(6,266)

Net income (loss) applicable to common shareholders	$7,340	$4,214	$(6,854)	$(2,215)	$2,485

Earnings per Common Share - Basic:
Income applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.23				$0.06
Discontinued operations	0.01				0.02

Net loss applicable to common shareholders after dividends paid on unvested restricted shares	$0.24				$0.08

Earnings per Common Share - Diluted:
Income applicable to common shareholders before discontinued operations	$0.23				$0.06
Discontinued operations	0.01				0.02

Net loss applicable to common shareholders	$0.24				$0.08

Weighted average number common shares outstanding:
Basic	29,767,699				29,767,699
Diluted	30,245,373				30,245,373

See notes to pro forma consolidated statement of operations.

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the Company’s Consolidated Statement of Operations for the six months ended June 30, 2005 as filed on Form 10-Q.

(B)	Pro forma net income for the anticipated Westin Copley Place acquisition is presented for the six months ended June 30, 2005 of Westban Hotel Venture (a Partnership). Pro forma net income from the acquisition of the Westin Copley Place is as follows:

Historical net income (1)	$5,132
Adjustments to historical net income:
Add: Depreciation (2)	3,544
Interest expense (3)	2,104
Less: Depreciation on acquisition cost basis (4)	(6,566)

Pro forma net income adjustment from Westin Copley Place	$4,214

(1)	Represents the historical net income and the hotel operations based on the hotel’s operating statements for the six months ending June 30, 2005
(2)	Adjustment for historical depreciation basis included in 2005 historical net income of the Westin Copley Place. The Company has included its estimate of depreciation in the net income from hotel operations, based on the purchase price allocation of the Westin Copley Place (see (4) below).

(3)	Adjustment for interest expense of the predecessor owner mortgage note included in 2005 historical net income for the Westin Copley Place

(4)	Represents depreciation on the purchase price allocation of the operating real and personal property of the Westin Copley Place. Depreciation is computed using the straight-line method and is based upon the estimated useful life of forty years for building and improvements and five years for furniture and equipment. The portion of the cumulative depreciable basis for the Westin Copley Place allocated to building and improvements and furniture and equipment is $290,809 and $28,953, resulting in depreciation of $3,634 and $2,895, respectively.

(C)	Represents the Company’s estimated interest expense for the six months ended June 30, 2005 for the Westin Copley Place, on proceeds from borrowings to finance the acquisition. The proceeds from borrowings and related interest expense is as follows:

Proceeds from borrowings	$267,000

Net acquisition interest expense	$6,854

(D)	Represents the expected income tax expense and minority interest effect from the Westin Copley Place acquisition. As a wholly owned taxable-REIT subsidiary of the Company, LaSalle Hotel Lessee, Inc. (“LHL”) is required to pay taxes at the applicable rates. To calculate the income tax expense expected to be realized by LHL, REIT expenses included in the pro forma net income adjustment from acquired hotel is added back, and participating lease expense is deducted, to arrive at LHL net income from the acquisition of the Westin Copley Place. Income tax expense and minority interest are calculated assuming the hotel had been leased to LHL as of January 1, 2005 as follows:

Pro forma net income adjustment from Westin Copley Place	$4,214
Add: Depreciation	6,566
Real estate taxes, personal property taxes and insurance	2,280
Less: Participating lease expense (1)	(12,651)

LHL net income from Westin Copley Place	409
LHL estimated combined 2005 tax rate	41.5%

Income tax expense	$170

(1)	The 2005 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax expense.

The cumulative minority interest effect of the Westin Copley Place is calculated by using the Company’s weighted average minority interest percentage of 1.19% for the six months ended June 30, 2005 as follows:

Pro forma net income adjustment from Westin Copley Place	$4,214
Less: Acquisition interest expense	(6,854)
Minority interest attributable to preferred unit holders in LaSalle Hotel Operating Partnership, L.P.	(2,103)
Income tax expense	(170)

Net (loss) before minority interest	(4,913)
Weighted average minority interest percentage	1.19%

Minority interest	(58)

The minority interest attributable to preferred unit holders represents the dividends paid on approximately 2.3 million of 7.25% preferred units which will be issued to a selling partner of Westban Hotel Venture.

Non-GAAP Financial Measures

Funds From Operations

The Company considers the non-GAAP measure of funds from operations (“FFO”) to be a key supplemental measure of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company’s operations. The Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

The White Paper on FFO approved by NAREIT in April 2002 defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. FFO is not a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or evaluation of the Company’s operating performance.

The following is a reconciliation between net income applicable to common shareholders and FFO for the six months ended June 30, 2005, presented on an historical and pro forma basis (in thousands, except share data):

	Historical	Pro Forma
Funds From Operations (FFO):
Net income applicable to common shareholders	$7,340	$2,485
Depreciation	21,164	27,730
Equity in depreciation of joint venture	411	411
Amortization of deferred lease costs	23	23
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	157	99
Minority interest in discontinued operations	7	7

FFO	$29,102	$30,755

Weighted average number of common shares and units outstanding:
Basic	30,127,805	30,127,805
Diluted	30,605,480	30,605,480

EBITDA

The Company considers the non-GAAP measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be a key measure of the Company’s performance and should be considered along with, but not as an alternative to, net income as a measure of the Company’s operating performance. Most real estate industry investors consider EBITDA a measurement of performance that is helpful in evaluating a REIT’s operations. The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA does not represent an amount that accrues directly to common shareholders.

EBITDA does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA is not a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. EBITDA does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of the excluded items to the extent they are material to operating decisions or evaluation of the Company’s operating performance.

The following is a reconciliation between net loss applicable to common shareholders and EBITDA for the six months ended June 30, 2005, presented on an historical and pro forma basis (in thousands):

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$7,340	$2,485
Interest	9,837	16,691
Equity in interest expense of joint venture	341	341
Income tax benefit:
Income tax expense	766	936
Income tax benefit from discontinued operations	(740)	(740)
Depreciation and other amortization	21,269	27,835
Equity in depreciation/amortization of joint venture	456	456
Amortization of deferred financing costs
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	157	99
Minority interest attributable to preferred unit holders in LaSalle Hotel Operating Partnership, L.P.	—	2,103
Minority interest in discontinued operations	7	7
Distributions to preferred shareholders	6,266	6,266

EBITDA	$45,699	$56,479

(c) Exhibits

The following exhibits are included with this report:

Exhibit 3.1	Form of Articles Supplementary establishing and fixing the rights and preferences of 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share.

Exhibit 10.1	Contribution and Sale Agreement, dated August 12, 2005, by and among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P., LaSalle Hotel Lessee, Inc., W. Copley Boston Corporation, and SCG Copley Square LLC.

Exhibit 10.2	Form of Third Amendment to the Amended and Restated Agreement of Limited Partnership of LaSalle Hotel Operating Partnership, L.P.

Exhibit 23.1	Consent of KPMG LLP

Exhibit 99.1	Press release dated August 16, 2005 issued by LaSalle Hotel Properties.

NOTE: The information in this report (including exhibit 99.1) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: August 16, 2005	BY:	/s/ HANS S. WEGER
Hans S. Weger
Executive Vice President, Treasurer and
Chief Financial Officer